Exhibit 10.2

FORM OF SPAC SUPPORT AGREEMENT

This SPAC Support Agreement (this “Agreement”) is made as of October 31, 2026, by and among Armada Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”), Armada Sponsor III, LLC, a Delaware limited liability company (“Sponsor”), each of the directors and officers of SPAC (together with Sponsor, the “Voting Parties” and each a “Voting Party”), Brains Bioceutical Corp., a company existing under the laws of British Columbia (the “Company”), and Brains Therapeutics Corp., a company incorporated under the laws of British Columbia (“PubCo”).

Capitalized terms used herein that are not defined herein have the respective meanings set forth in that certain Business Combination Agreement of even date herewith by and among SPAC, Sponsor, the Company and PubCo (the “Business Combination Agreement”).

WHEREAS, pursuant to the Business Combination Agreement, on the day which is one (1) Business Day prior to the Closing Date, Cayman Merger Sub will merge with and into SPAC with SPAC as the surviving entity pursuant to a plan of merger under the laws of the Cayman Islands (the “Cayman Merger”), and in connection therewith SPAC will become a wholly owned subsidiary of PubCo;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, after the consummation of the PIPE Financing and the Transaction Financing, Can Merger Sub and the Company will amalgamate in accordance with the terms of the Plan of Arrangement (the “Amalgamation”), and pursuant to the Amalgamation the Company will become a wholly owned subsidiary of PubCo; and

WHEREAS, as a condition to the willingness of the Company and PubCo to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the expenses and efforts to be undertaken by the Company and PubCo to consummate the Transactions, as well as the valuable consideration to be received by each of the Voting Parties as a result of the Transactions, SPAC, the Voting Parties, the Company and PubCo desire to enter into this Agreement in order for each of the Voting Parties to provide certain assurances to the Company and PubCo regarding the manner in which such Voting Parties are bound hereunder to vote their respective Voting Shares (as defined below) during the Voting Period (as defined below) with respect to the Business Combination Agreement and the Transactions.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used herein, the term “Voting Shares” shall mean, taken together, all securities of SPAC beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of SPAC acquired and held in such capacity subsequent to the date hereof. For the avoidance of doubt, “Beneficially Owned” and “Beneficial Ownership” includes record ownership of securities.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to each of PubCo and the Company, severally and not jointly, with respect to such Voting Party and such Voting Party’s Beneficial Ownership of its Voting Shares set forth on Annex A as follows:

(a) Authority. Voting Party (1) if applicable, is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite power and authority and has taken all corporate or other action necessary in order and the legal capacity and competence to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Voting Party. Assuming the due and valid authorization, execution and delivery hereof by the Company, SPAC and PubCo, this Agreement constitutes a valid and binding obligation of Voting Party enforceable against Voting Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by principles governing the availability of equitable remedies.

(b) No Consent. No consent, approval or authorization of, or registration, designation, declaration or filing with, any Governmental Entity or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s Governing Documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Voting Party from fulfilling his, her or its obligations under this Agreement.

(d) Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence, each Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens (other than transfer restrictions under applicable Securities Laws) and (ii) has the sole power to vote or cause to be voted its Voting Shares. Except pursuant hereto and pursuant to (A) that certain Letter Agreement, dated as of February 17, 2026 (the “Insider Letter”), by and among SPAC and the Voting Parties, (B) that certain Warrant Agreement, dated as of February 17, 2026, by and between SPAC and Continental Stock Transfer & Trust Company, and (C) that certain Registration Rights Agreement dated as of February 17, 2026, by and between SPAC, Sponsor and certain other holders named therein (the “Registration Rights Agreement”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions and there are no voting trusts or voting agreements with respect to the Voting Shares. As of the date hereof, Voting Party does not

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Beneficially Own or otherwise have any direct or indirect interest in (i) any Voting Shares, other than the Voting Shares set forth opposite Voting Party’s name on Annex A or (ii) any options, warrants or other rights to acquire any additional ordinary shares, or vote any ordinary shares, or any other equity interests, of SPAC (“SPAC Shares”) or any security exercisable or exchangeable for or convertible into SPAC Shares, other than as set forth opposite Voting Party’s name on Annex A and except for any Voting Shares underlying any SPAC Private Placement Warrants to be issued by SPAC to a Voting Party as payee under the Working Capital Loan Note following the election by such Voting Party to convert all or part of the outstanding principal amount of the Working Capital Loan Note in SPAC Private Placement Warrants in connection with the consummation of the Transactions, in each case in accordance with SPAC’s Governing Documents and the Trust Agreement.

(e) No Litigation. There is no Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to impair or adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

(f) Business Combination Agreement. Each Voting Party understands and acknowledges that SPAC, PubCo and the Company are entering into the Business Combination Agreement in reliance upon such Voting Party’s execution and delivery of this Agreement. Such Voting Party has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

3. Agreement to Vote Shares; Further Assurances.

(a) Prior to the earlier of (x) date on which this Agreement is terminated in accordance with its terms and (y) the Closing Date (the “Voting Period”), each Voting Party irrevocably and unconditionally agrees that he, she or it shall, at any meeting (or in connection with any request for action by written consent) of the shareholders of SPAC at which the matters described in clauses (i) and (ii) below are considered and at every adjournment or postponement thereof, (x) cause the Voting Shares that such Voting Party Beneficially Owns to be counted as present thereat for the purpose of establishing a quorum, (y) vote or cause to be voted the Voting Party’s Voting Shares and (z) execute a written consent or consents if shareholders of SPAC are requested to vote their shares through the execution of an action by written consent (which written consent shall be delivered promptly, and in any event within seventy-two (72) hours after SPAC requests such delivery), in each case to the extent such Voting Shares are entitled to vote thereon pursuant to SPAC’s Governing Documents: (i) in favor of (A) the Transaction Proposals and (B) any other matter reasonably necessary to the consummation of the Transactions and the other matters contemplated by the Business Combination Agreement and considered and voted upon by the shareholders of SPAC; and (ii) against (other than as contemplated by the Transactions) (A) any proposal or offer from any Person (other than the Company or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, amalgamation, arrangement, share exchange or other business combination transaction involving SPAC, (2) the issuance or acquisition of shares or other equity securities of SPAC, or (3) the sale, lease, exchange or other disposition of any significant portion of SPAC’s properties or assets; (B) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant or obligation of SPAC set forth in the Business Combination Agreement, or in any representation

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or warranty of SPAC set forth in the Business Combination Agreement becoming inaccurate; and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of SPAC’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of shares of SPAC (including any amendments to the Governing Documents), except as contemplated by this Agreement, the Business Combination Agreement or the Transactions. Without limiting the foregoing, each Voting Party shall deliver or cause to be delivered, no later than ten (10) Business Days prior to the date of the SPAC Shareholders Meeting (or any adjournment or postponement thereof), a duly completed and executed proxy or voting instruction form in respect of all of its Voting Shares entitled to vote thereat, voting in favour of the Transaction Proposals and any other matters, as set forth in clause (i) of the prior sentence, that are presented for vote or consent and shall provide a copy thereof to the Company promptly following delivery.

(b) During the term of this Agreement, each Voting Party irrevocably and unconditionally consents to the details of this Agreement being set out in the materials to be submitted to SPAC’s shareholders or otherwise to be prepared in connection with the SPAC Shareholders Meeting, the Signing Filing, the Registration Statement and in the form of this Agreement to be filed with the SEC and any other Governmental Entity, in connection with the Transactions.

4. No Voting Trusts or Other Arrangement. During the Voting Period, each Voting Party will not, and will not permit any entity under Voting Party’s control to, (a) deposit any Voting Shares in a voting trust, (b) grant any proxies with respect to the Voting Shares, (c) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, or (d) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Shares in connection with any vote or other action with respect to the Transactions, in each case, except as contemplated in this Agreement or the Business Combination Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares. Without limiting the foregoing, each Voting Party shall not take, or permit any Person on its behalf to take, any action to withdraw, amend, revoke or invalidate any proxy, voting instruction form or written consent delivered pursuant to this Agreement unless this Agreement has been terminated in accordance with Section 12.

5. Other Covenants.

(a) During the Voting Period, each Voting Party will not, in each case other than as contemplated by the Transactions, (i) directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, hedge, swap, convert, pledge or otherwise dispose of or encumber (“Transfer”) any of such Voting Party’s Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of such Voting Party’s Voting Shares or Voting Party’s voting or economic interest therein, (ii) publicly announce any intention to effect any transaction specified in clause (i), (iii) knowingly take any action that would make any representation or warranty of such Voting Party contained herein untrue or inaccurate, or have the effect of preventing or disabling such Voting Party from performing its obligations under this

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Agreement or (iv) take any action, nor permit its Representatives to take any action, to contest, oppose or interfere with the Cayman Merger or to otherwise contest or oppose any of the Transactions before any Governmental Entity, or to solicit proxies or become a participant in a solicitation in opposition to or competition with the SPAC Shareholder Approval or any of the Transactions. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. Notwithstanding the foregoing, this Section 5(a) shall not prohibit a Transfer of Voting Shares by any Voting Party in compliance with Section 7(c) of the Insider Letter; provided, however, that in each case, the applicable transferees enter into a written joinder to this Agreement in form and substance reasonably acceptable to the Company and PubCo by which such applicable transferees agree to be bound by this Agreement.

(b) In the event of an equity distribution, or any change in the equity interests of SPAC by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Voting Shares” shall be deemed to refer to and include the Voting Shares as well as all such equity distributions and any securities into which or for which any or all of the Voting Shares may be changed or exchanged or which are received in such transaction. Each Voting Party shall notify SPAC, PubCo and the Company promptly in writing of the number and type of any changes to Voting Party’s ownership of or voting rights with respect to the Voting Shares, upon the Voting Party’s acquisition or commitment to acquire any additional Voting Shares or upon any other changes involving Voting Party relating to the equity interests or securities convertible or exercisable for equity interests of SPAC.

6. Termination of Certain Agreements. Prior to the Closing Date, SPAC and the Voting Parties shall take such actions as may be necessary or appropriate to terminate the Registration Rights Agreement, effective as of and contingent upon the Transactions and the occurrence of the Closing Date, without any liability being imposed on SPAC, the Company or PubCo following such termination.

7. Appraisal and Dissenters’ Rights. Each Voting Party hereby (a) waives, to the fullest extent permitted by Law, and agrees not to assert or perfect, any rights of appraisal or rights to dissent (as applicable, or any similar rights) from the Transactions that Voting Party may have by virtue of ownership of the Voting Shares, including any dissenters’ rights under Section 238 of the Cayman Act, and (b) agrees not to commence or participate in any claim, derivative or otherwise, against SPAC, the Company or PubCo or the members of their respective boards of directors relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Transactions, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the board of directors of SPAC, the Company or PubCo in connection with this Agreement, the Business Combination Agreement or the Transactions.

8. Redemption Rights. During the Voting Period, if SPAC seeks shareholder approval for the Transactions, each Voting Party shall not (a) exercise any right to redeem any Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof or (b) make any public statements with the intent to encourage any of SPAC’s shareholders to exercise any right to redeem any SPAC Class A Shares.

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9. Insider Letter; Post-Closing Transfer Restrictions. Capitalized terms used in this Section 9 and not otherwise defined in this Agreement have the meanings set forth in the Insider Letter.

(a) Section 7 of the Insider Letter imposes on the Voting Parties certain restrictions on transfer of (i) Founder Shares and Ordinary Shares issuable upon conversion thereof and (ii) Private Placement Units, Private Placement Shares or Private Placement Warrants (or Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants), in each case until the expiration of certain time periods or the happening of certain prior events, as set forth in such Section 7, in each case other than the permitted transfers identified in such Section 7.

(b) Notwithstanding anything herein or in the Insider Letter to the contrary, from and after the Closing, (i) references in the Insider Letter to the Founder Shares or Ordinary Shares issuable upon conversion thereof shall include the PubCo Shares issued upon conversion and exchange of such Founder Shares and Ordinary Shares in connection with the Closing of the Transactions, and (ii) references in the Insider Letter to the Private Placement Units, Private Placement Shares or Private Placement Warrants (or Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants) shall include the PubCo Shares issued or issuable following the assumption by PubCo of such warrants and the amendment of such warrants in connection with the Closing of the Transactions (all such securities, together, for so long as they remain restricted as to transfer under the Insider Letter, are referred to herein from time to time as the “Restricted Securities”). For the avoidance of doubt, from and after the Closing, references in the Insider Letter to the Ordinary Shares shall mean the PubCo Shares issued upon conversion thereof pursuant to the Cayman Merger.

(c) The Company and PubCo are hereby made express third party beneficiaries of the Insider Letter with the power and authority to enforce the Insider Letter on behalf of and against each party to the Insider Letter. In furtherance of the Company’s and PubCo’s rights under this Section 9:

(i) Restricted Securities may be Transferred, notwithstanding the restrictions set forth in Sections 7(a) and (b) of the Insider Letter, in compliance with Section 7(c) of the Insider Letter; provided, that the “written agreement with the Company” referenced in the proviso to Section 7(c) of the Insider Letter will only be acceptable to the Company and PubCo if in substantially the form of Exhibit A attached hereto; and

(ii) SPAC and the Voting Parties shall not terminate, amend or modify, or waive compliance with, the Insider Letter absent the prior written consent of the Company and PubCo. Further, any Transfer of Restricted Securities made or attempted in violation of or contrary to the terms of the Insider Letter shall be null and void ab initio, and SPAC and PubCo shall refuse to recognize any such purported transferee of the Restricted Securities as one of SPAC’s or PubCo’s equity holders for any purpose. Any of SPAC or PubCo may impose stop-transfer instructions with respect to the Restricted Securities during the period of the restrictions on transfer applicable thereto under this Section 9.

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(d) If and to the extent that there shall be a conflict between the provisions of this Section 9 and the provisions of the Insider Letter, this Agreement shall control with respect to the subject matter of this Section 9.

10. Waiver of Anti-Dilution Protection. Each of the Voting Parties, who together hold all of the outstanding SPAC Class B Shares as of the date hereof, on behalf of the holders of the SPAC Class B Shares and in compliance with and pursuant to the Governing Documents of SPAC, including Article 17.5 thereof, hereby waives, and agrees not to assert, perfect or seek to enforce, any rights to adjustment or other anti-dilution protections that would otherwise result from or be triggered by the Transactions (including the PIPE Financing and the Transaction Financing) with respect to the SPAC Class B Shares under the SPAC Governing Documents or under any applicable law.

11. Additional Matters. Each Voting Party shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC, PubCo or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Business Combination Agreement and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Governing Documents of SPAC or the Cayman Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Transactions.

12. Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Closing Date and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. This Agreement may be terminated with respect to any Voting Party at any time by a written instrument duly executed by the Company, SPAC and PubCo and delivered to Voting Party. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 12 shall relieve any party of liability for any breach of this Agreement occurring prior to termination and the provisions of Sections 14 through 17 shall survive any termination of this Agreement.

13. No Agreement as Director or Officer. Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any Affiliate, securityholder, partner, director, officer or employee of Voting Party) in his, her or its capacity as a director or officer of SPAC or its Subsidiaries. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any Affiliate, partner or employee of Voting Party) from exercising his or her fiduciary duties as an officer or director to SPAC or its Subsidiaries.

14. Specific Enforcement. The parties hereto agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (b) each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity, (c) it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an

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undue hardship to the parties, (d) the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief, and (e) in the event of any action by any other party for specific performance or injunctive relief, the first party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

15. Entire Agreement. This Agreement and the Business Combination Agreement together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

16. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by-email (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to such party at such party’s addresses set forth on Annex B hereto, or, in each case, to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth herein.

17. Miscellaneous.

(a) Section 8.3 (Amendment), Section 8.5 (Governing Law), Section 8.9 (Severability), Section 8.10 (Counterparts; Electronic Signatures), Section 8.13 (Extension; Waiver), Section 8.14 (Waiver of Jury Trial), Section 8.15 (Submission to Jurisdiction) and Section 8.17 (Trust Account Waiver) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis.

(b) Each Voting Party acknowledges that it has been advised to seek independent legal advice with respect to this Agreement and that it has either obtained such advice or consciously determined that it does not need such advice and that, in either case, it is entering into this Agreement of its own free will, under no compulsion or duress and that it understands and is aware of the terms and conditions hereof.

(c) The titles and captions in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Other than Transfers permitted by a Voting Party pursuant to Section 5(a), and then only on the terms therein, no party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

SPAC:

ARMADA ACQUISITION CORP. III

By:
Name:
Title:

[SPAC Signature Page to SPAC Support Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

VOTING PARTIES:

ARMADA SPONSOR III LLC

By:
Name: Stephen P. Herbert
Title: Managing Member

By:
Name : Douglas M. Lurio
Title: Managing Member

STEPHEN P. HERBERT
Chairman, CEO and Director

DOUGLAS M. LURIO
President, CFO, Secretary and Director

THOMAS A. DECKER
Director

MOHAMMAD A. KHAN
Director

CELSO L. WHITE
Director

[Voting Parties Signature Page to SPAC Support Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

COMPANY:

BRAINS BIOCEUTICAL CORP.

By:
Name:
Title:

PUBCO:

BRAINS THERAPEUTICS CORP.

By:
Name:
Title:

[Company and PubCo Signature Page to SPAC Support Agreement]

By execution and delivery hereof, the undersigned, being the “Representatives” and the “Underwriters” under that certain Underwriting Agreement dated February 17, 2026, entered into among SPAC and the undersigned on behalf of such Underwriters (the “Underwriting Agreement”), by execution and delivery of this counterpart joinder signature page, hereby (i) consent, including pursuant to Sections 2.21.1, 3.2.8 and 7.3 of the Underwriting Agreement, to the amendments of the Underwriting Agreement and the Insider Letter effected by this Agreement, including as provided in Section 9 and Section 11 of this Agreement, and (ii) agree that from and after the Closing of the Transactions, all communications under the Underwriting Agreement sent to SPAC (as “the Company” thereunder) shall be delivered to PubCo, as the successor to SPAC pursuant to the Transactions, at the addresses for notice for PubCo set forth on Annex B hereto.

COHEN & COMPANY CAPITAL MARKETS,
A DIVISION OF COHEN & COMPANY SECURITIES, LLC

By:
Name:	Jerry Serowik
Title:	Senior Managing Director

NORTHLAND SECURITIES, INC.

By:
Name:	Jeff Peterson
Title:	Co-Head of Investment Banking

[Underwriters Signature Page to SPAC Support Agreement]

Annex A

Voting Interests

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Annex B

Notice Addresses

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EXHIBIT A

Form of Joinder to Insider Letter and

SPAC Support Agreement

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